SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)   May 1, 1997
                                                   -----------
                  First Georgia Holding, Inc.
                  (Exact Name of Registrant as
                    Specified in its charter)

        Georgia                      0-16657          58-1781773
-----------------------          ---------------    --------------------
(State or jurisdiction             (Commission         (I.R.S. Employer
or incorporation or organization)   File number)        Identification
                                                        Number)
                     1703 Gloucester Street
                      Brunswick, GA 31520
                     -----------------------
                     (Address of principal
                       executive offices)

Registrant's telephone number, including area code:    (912) 267-7283
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Item 4.   Changes in Registrant's Certifying Accountant.

          A. Effective May 1, 1997, First Georgia Holding, Inc. ("First Georgia") dismissed its prior certifying accountants, KPMG Peat Marwick LLP ("KPMG") and retained as its new accountants, Deloitte & Touche LLP. KPMG's report on First Georgia's financial statements during the two most recent fiscal years and all subsequent interim periods preceding the date hereof contained no adverse opinion or a disclaimer of opinions, and was not qualified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by First Georgia's Board of Directors.

          During the last two fiscal years and the subsequent interim periods to the date hereof, there were no disagreements between First Georgia and KPMG on any matters of accounting principles or practices, finacial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

          None of the "reportable events" described in Item 304(a)(1)(ii) occurred with respect to First Georgia within the last two fiscal years and the subsequent interim periods to the date hereof.

          B. Effective May 1, 1997, First Georgia engaged Deloitte & Touche LLP as its principal accountants. During the last two fiscal years and the subsequent interim periods to the date hereof, First Georgia did not consult Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        First Georgia Holding, Inc.

May 5, 1997                                  By G. FRED COOLIDGE
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                                                G. FRED COOLIDGE, III
                                                Secretary and Treasurer